UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2026
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
(708) 551-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.
On July 3, 2026, Tate & Lyle PLC, a company incorporated in England and Wales (“Tate & Lyle”), published a document (the “Scheme Document”) relating to the previously announced recommended cash acquisition by Ingredion Incorporated (the “Company”) of the entire issued and to be issued ordinary share capital of Tate & Lyle (the “Acquisition”), which is intended to be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006 (the “UK Companies Act”). Tate & Lyle will deliver the Scheme Document to its shareholders in connection with a meeting of the shareholders to be convened by order of the High Court of Justice in England and Wales pursuant to Part 26 of the UK Companies Act to vote on approval of the Scheme (the “Court Meeting”) and a general meeting of the shareholders to be convened immediately after conclusion of the Court Meeting (the “General Meeting”) to vote on approval of shareholder resolutions necessary to approve, implement and effect the Scheme and the Acquisition. The Court Meeting and the General Meeting are scheduled to be held on July 28, 2026.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates any of the information by reference.
Further Information; No Offer or Solicitation
This report is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the all-cash offer by the Company for the entire issued and to be issued ordinary share capital of Tate & Lyle, or otherwise, nor shall there be any sale, issuance or transfer of securities of Tate & Lyle in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of a Scheme (or, if the Acquisition is implemented by way of a takeover offer, as that term is defined in the UK Companies Act (a “Takeover Offer”), the offer document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document). Tate & Lyle shareholders are urged to read the Scheme Document because it contains important information relating to the Acquisition.
Additional Information
The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the Exchange Act. Accordingly, the Scheme is subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the U.S. tender offer and proxy solicitation rules. The financial information included in the Scheme Document has been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If the Company exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable U.S. laws and regulations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer